Exhibit (8)(c)(iii)

                          JANUARY 31, 2001 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
           FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES AND
                    CONSECO VARIABLE INSURANCE COMPANY, INC.

         For Good and valuable consideration, the receipt of which is hereby acknowledged. the parties agree to amend the March 6, 1995 Fund Participation Agreement among Federated Securities Corp., Federated Insurance Series and Conseco Variable Insurance Company as follows:

1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.   All other terms of the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 2/14 , 2001.

                                           FEDERATED SECURITIES CORP

                                           By:  /s/ John B. Fisher
                                                --------------------------------
                                           Name:  John B. Fisher
                                           Title:  President - Broker/Dealer

                                           FEDERATED INSURANCE SERIES

                                           By:  /s/ John W. McGonigle
                                                --------------------------------
                                           Name:  John W. McGonigle
                                           Title:   Executive Vice President

                                           CONSECO VARIABLE INSURANCE
                                           COMPANY

                                           By:  /s/ Lisa Nordhoff
                                                --------------------------------
                                           Lisa Nordhoff
                                           Vice President


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